                   WORLD MONITOR TRUST

            Series A, Series B and Series C

                  Prospectus Supplement

THIS SUPPLEMENT UPDATES THE PROSPECTUS DATED MARCH 24, 1998,
AS SUPPLEMENTED ON MAY 27, 1998 (THE "PROSPECTUS").

          This Supplement contains certain information which supplements and/or updates information set forth in the Prospectus, including:

- Introduction.  See page 1.
- Past Performance of Series A.  See page 2.
- Past Performance of Series B.  See page 3.
- Past Performance of Series C.  See page 4.
- Risk Factors.  See page 5.
- Series A.  See page 6.
- Series B.  See page 10.
- Series C.  See page 14.
- Description of the Trust, Trustee, Managing Owner and
  Affiliates.  See page 21.
- Income Tax Information.  See page 24.

THIS SUPPLEMENT IS AN INTEGRAL PART OF THE PROSPECTUS AND
SHOULD BE DELIVERED AND READ AS ONE DOCUMENT.

The date of this Supplement is December 15, 1998

                       INTRODUCTION

     Unless noted herein, the disclosure in the Prospectus remains materially accurate. Unless otherwise defined, all capitalized terms have the same meaning in this Supplement as they do in the Prospectus.

     Each of Series A, Series B, and Series C commenced trading on June 10, 1998, with $5,947,100, $5,618,800 and $5,615,200 of aggregate capital contributions from Limited Owners, respectively, from the initial offering of Interests. As of October 31, 1998, Series A, Series B and Series C have sold $9,407,671, $8,764,083 and $8,944,257 of Interests, respectively. The Interests in each Series continue to be offered at their Net Asset Value as described in the Prospectus.

               PAST PERFORMANCE OF THE TRUST

     Set forth on the following pages 2 to 4 is the past performance of Series A, Series B and Series C since the commencement of trading on June 10, 1998 through October 31, 1998. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                PAST PERFORMANCE OF SERIES A

     Capsule Performance of World Monitor Trust - Series A
              CTA: Eagle Trading Systems, Inc.


                     Rates of Return
                 (Computed on a Monthly Basis)

                  Month                  1998

                  January
                  February
                  March
                  April
                  May
                  June                   (1.12)%
                  July                   (3.19)%
                  August                  5.64%
                  September               1.58%
                  October                (2.65)%
                  November
                  December
                  Year to Date            0.01%

Name of Pool:                World Monitor Trust -- Series A
Type of Pool:                Publicly-Offered
Start Date:                  June 1998

Aggregate subscriptions:     $9,407,671*
Current Net Asset Value
  per Interest:              $100.01*
                             "Draw-down" means losses experienced
                             by the World Monitor Trust --Series A
                             over a specified period.
Largest monthly draw-down:   (3.19)% July 1998
                             "Largest monthly draw-down" means the
                             greatest percentage decline in Net
                             Asset Value due to losses sustained
                             by the World Monitor Trust -- Series A
                             from the beginning to the end of a calendar
                             month.
Largest peak-to-valley
  draw-down:                 (4.27)% June 1998 to July 1998
                             "Largest peak-to-valley
                             draw-down" means the greatest cumulative percentage decline in month-end Net Asset
                             Value of the World Monitor Trust --
                             Series A due to losses sustained during
                             a period in which the initial month-end
                             Net Asset Value of the World Monitor Trust
                             -- Series A is not equaled or exceeded by a subsequent month-end Net Asset Value of the World Monitor Trust -- Series A.

                             "Rate of Return" is calculated daily by
                             dividing net performance by beginning
                             equity.  The daily returns are then
                             compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the rate of return for the year to date.

                             *As of October 31, 1998.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  PAST PERFORMANCE OF SERIES B
       Capsule Performance of World Monitor Trust - Series B
               CTA: Eclipse Capital Management, Inc.

                       Rates of Return
                  (Computed on a Monthly Basis)

                  Month                 1998
                  January
                  February
                  March
                  April
                  May
                  June                   (2.22)%
                  July                   (3.63)%
                  August                 10.81%
                  September               4.94%
                  October                 1.18%
                  November
                  December
                  Year to Date           10.87%


Name of Pool:                World Monitor Trust -- Series BType of
Pool:                        Publicly-Offered
Start Date:                  June 1998

Aggregate subscriptions:     $8,764,083*
Current Net Asset Value
   per Interest:             $110.87*

                             "Draw-down" means losses experienced by
                             the World Monitor Trust -- Series
                             B over a specified period.

Largest monthly draw-down:   (3.63)% July 1998
                             "Largest monthly draw-down" means the
                             greatest percentage decline in Net
                             Asset Value due to losses sustained
                             by the World Monitor Trust -- Series
                             B from the beginning to the end of a
                             calendar month.

Largest peak-to-valley
  draw-down:                 (5.77)% June 1998 to July 1998
                             "Largest peak-to-valley draw-down"
                             means the greatest cumulative percentage decline in month-end Net Asset Value of the World Monitor Trust - Series B due to losses sustained during a period in which the initial month-end Net Asset Value of the World Monitor Trust -- Series B is not equaled or exceeded by a subsequent month-end Net Asset Value of the World
                             Monitor Trust -- Series B.

                             "Rate of Return" is calculated daily by
                             dividing net performance by beginning
                             equity.  The daily returns are then
                             compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the rate of return for the year to date.

                             *As of October 31, 1998.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                  PAST PERFORMANCE OF SERIES C
     Capsule Performance of World Monitor Trust - Series C
                 CTA: Hyman Beck & Company, Inc.

                         Rates of Return
                  (Computed on a Monthly Basis)
                   Month                  1998

                   January
                   February
                   March
                   April
                   May
                   June                   (3.42)%
                   July                   (2.43)%
                   August                  9.29%
                   September               2.84%
                   October                (0.80)%
                   November
                   December
                   Year to Date            5.05%

Name of Pool:                World Monitor Trust - Series C
Type of Pool:                Publicly-Offered
Start Date:                  June 1998

Aggregate subscriptions:     $8,944,257*
Current Net Asset Value
  per Interest:              $105.05*

                             "Draw-down" means losses experienced by
                             the World Monitor Trust -- Series C
                             over a specified period.

Largest monthly draw-down:   (3.42)% June 1998.
                             "Largest monthly draw-down" means the
                              greatest percentage decline in Net
                              Asset Value due to losses sustained
                              by World Monitor Trust -- Series C
                              from the beginning to the end of a calendar month.

Largest peak-to-valley
   draw-down:                 (5.77)% June 1998 to July 1998
                              "Largest peak-to-valley draw-down"
                              means the greatest cumulative percentage decline in month-end Net Asset Value of the World Monitor Trust -- Series C due to losses sustained during a period in which the initial month-end Net Asset Value of the World Monitor Trust -- Series C is not equaled or exceeded by a subsequent month-end Net Asset Value of World Monitor
                              Trust -- Series C.

                              "Rate of Return" is calculated daily
                              by dividing net performance by beginning equity. The daily returns are then compounded to arrive at the rate of return for the month, which is in turn compounded to arrive at the rate of return for the year to date.

                              *As of October 31, 1998.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                          RISK FACTORS
TRADING RISKS

     The following supplements the information found under this heading in the Prospectus on pages 18 to 20.

     Potential Risk to Trading or Reporting of Results Because of Year 2000 Problems. Many computer systems in use today cannot recognize the computer code for the year 2000, but revert to 1900 or some other date. This is commonly known as the "Year 2000 Problem." The Trust has engaged third parties to perform primarily all of the services it needs. Accordingly, the Trust's Year 2000 problems, if any, are not its own but those that center around the ability of the Trustee, Managing Owner, Prudential Securities, Trading Advisors and any other third party with whom the Trust has a material relationship (individually, a "Service Provider," and collectively, the "Service Providers") to address and correct problems that may cause their systems not to function as intended as a result of the Year 2000 Problem.

     The Trust has received assurances from its Managing Owner, Prudential Securities and each of its Trading Advisors that they anticipate being able to continue their operations without any material adverse impact from the Year 2000
Problem. Although other Service Providers, such as the Trust's Trustee, have not made similar representations to the Trust, the Trust has no reason to believe that these Service Providers will not takes steps necessary to avoid any material adverse impact on the Trust, though there can be no assurance that this will be the case. The costs or consequences of incomplete or untimely resolution of the Year 2000 Problem by the Service Providers, or by governments, exchanges, clearing houses, regulators, banks and other third parties, are unknown to the Trust at this time, but could have a material adverse impact on the operations of the Trust. The Managing Owner will promptly notify the Trust's limited owners in the event it determines that the Year 2000 Problem will have a material adverse impact on the Trust's operations.

     The Trust has considered various alternatives as a contingency plan. If the Year 2000 Problems are systemic, for example, the federal government, the banking system, exchanges or utilities are materially adversely affected, there may be no adequate contingency plan for the Trust to follow other than to suspend operations. If the Year 2000 Problems are related to one or more of the other Service Providers selected by the Trust, the Trust believes that each such Service Provider is prepared to address any Year 2000 Problems which arise that could have a material adverse impact on the Trust's operations.

     Effect of the European Monetary Union. The scheduled January
1, 1999 conversion of most European currencies to a single euro-currency, or market anticipation of, or reaction to, that conversion or to any nation's withdrawal from the European Monetary Union, may adversely affect the Trading
Advisors' trading and investing opportunities. The conversion to a single euro-currency is a very significant and novel political and economic event and there can be no certainty about its direct or indirect future effects on the European currency markets and, in turn, the Trust.

                           SERIES A

EAGLE AND ITS PRINCIPALS

     The following updates and supplements the information found under this heading in the Prospectus on page 28.

     Eagle's main business office is now located at 47 Hulfish Street, Suite 410, Princeton, New Jersey 08542. In addition to the positions held by Mr. and Mrs. Sternberg as described in the Prospectus, each also is a shareholder and a director of Eagle System Development, Ltd., a Bermuda corporation.

EAGLE'S TRADING SYSTEMS
Eagle-Global Program and Eagle-FX Program Allocations

     The following updates the information found under the heading "Volume of Trading for the Period January 1, 1997 to December 31, 1997" in the Prospectus on page 31.

     Set forth below is a bar graph showing the sectors that are traded by Eagle. Investor funds will be exposed to these sectors in approximately the percentage allocations stated. The stated percentages represent the allocation-to-date for each sector. Actual trading will change as market conditions and trading opportunities change, and there is every likelihood that the targeted risk allocations may vary for Series A during future periods, although it is anticipated that the focus will remain on the financial instruments markets.

Foreign Exchange             37.0%  < (Represents FX System)
IMM Currencies               13.3%
Financials                   36.3%
Stock Indices                 1.2%
Grains and Softs              3.7%
Energy Products               4.5%
Metals                        4.1%
                            100.0%


                    Market Sector Allocation
                   Eagle Trading Systems, Inc.
                            (GRAPH)

EAGLE'S PAST PERFORMANCE

Eagle-Global System

     The following is a capsule summary of the past performance for the Eagle-Global System as of September 30, 1998 and updates the capsule summary found in the Prospectus on pages
32 and 33.

As of September 30, 1998

Name of CTA          Eagle Trading Systems, Inc.
Program:             Eagle-Global System
Start Date:          August 1993 (All Trading for Eagle)
                     August 1995 (Eagle-Global System)
No. Accounts:        19 (Eagle-Global System)
Aggregate $$:
  All Programs:      $ 552,484,833  (All Programs excluding Notional)
                     $ 611,643,923  (All Programs including Notional)
$$ in This Program:  $ 251,178,691  (Eagle-Global System Total
                        Assets excluding Notional)
                     $ 293,891,709  (Eagle-Global System Total Assets
                        including Notional)
Largest monthly
  draw-down:         (14.29)%   August 1995
                     "Largest monthly draw-down" means the
                     greatest percentage decline in Net Asset Value due
                     to losses sustained in the Eagle-Global System
                     from the beginning to the end of a calendar month.
Largest peak-to-
  valley draw-down:  (27.59)%   February 1996 to July 1996
                     "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset
                     Value due to losses sustained in the Eagle-Global System during a period in which the initial month-end Net
                     Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.

Closed accounts:     Profitable     =   3
                     Unprofitable   =   1

    CAPSULE A(1B) - EAGLE-GLOBAL SYSTEM MONTHLY/ANNUAL RATES OF RETURN
                 (Based on Fully Funded Subset)

MONTH       1998           1997         1996         1995
Jan         8.29%          5.05%        8.90%
Feb        (0.10)          5.40       (13.14)
Mar         3.89         (11.80)       (0.94)
Apr        (1.33)          1.94         5.78
May        11.12          (4.23)      (10.04)
Jun        (1.79)          0.88         1.34
Jul        (6.17)         16.95       (12.73)
Aug        20.17          (5.57)        5.14
Sep         6.04          10.72        18.64
Oct                       (7.33)       27.67         0.55%
Nov                        1.05         8.14         2.36
Dec                        9.17        (7.71)       (2.44)
Annual/
  YTD      44.70%         20.23%       25.34%        0.41%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Eagle-FX System

     The following is a capsule summary of the past performance for the Eagle-FX System as of September 30, 1998 and updates the capsule summary found in the Prospectus on page 35.

As of September 30, 1998

Name of CTA:                 Eagle Trading Systems, Inc.
Program:                     Eagle-FX System
Start Date:                  August 1993 (All Trading for Eagle)
                             August 1993 (Eagle-FX System traded exclusively
                             by Eagle) September 1991 (Trading of Eagle-FX
                             System under management of Tiverton)
No. Accounts:                13  (Eagle-FX System)
Aggregate $$:
  All Programs:              $ 552,484,833 (All Programs excluding Notional)
                             $ 611,643,923 (All Programs including Notional)
  $$ in This Program:        $ 74,843,401 (Eagle-FX System Total Assets
                               excluding Notional)
                             $ 91,289,473 (Eagle-FX System Total Assets
                               including Notional)
Largest monthly draw-down:   (16.13)%   August 1994
                             "Largest monthly draw-down" means the greatest
                             percentage decline in Net Asset Value due to
                             losses sustained in the Eagle-FX System from
                             the beginning to the end of a calendar
                             month.
Largest  peak-to-valley
  draw-down:                 (24.68)%   May 1995 to December 1995
                             "Largest peak-to-valley draw-down" means
                             the greatest cumulative percentage decline in
                             month-end Net Asset Value due to losses
                             sustained in the Eagle-FX System during a
                             period in which the initial month-end Net
                             Asset Value is not equaled or exceeded by a
                             subsequent month-end Net Asset Value.
Closed accounts:             Profitable    = 1
                             Unprofitable  = 0

      CAPSULE A(2) - EAGLE-FX SYSTEM MONTHLY/ANNUAL RATES OF RETURN
                     (Based on Fully Funded Subset)

MONTH          1998     1997      1996      1995     1994      1993
Jan           (2.34)%   8.69%    10.94%    (0.58)   (8.62)%   (2.51)%
Feb            0.15    10.93     (5.10)    15.48    (6.15)     3.29
Mar           (1.08)   (0.67)    13.26     17.30    (0.37)    (4.47)
Apr          (11.97)    4.49      4.75      2.08     1.08     (1.77)
May            3.20     0.32     (3.57)   (10.96)   (3.65)     2.35
Jun           (4.32)   (0.93)    (1.22)    (1.93)   11.48      1.81
Jul           (0.15)   15.45     (3.63)    (2.16)    4.02      0.23
Aug            1.92    (2.53)    (0.92)     1.40   (16.13)     1.23
Sep            0.81    (1.72)    11.75     (0.96)    1.57      2.79
Oct                    (2.38)     5.99     (0.30)   10.33     (0.86)
Nov                    (0.61)     2.78     (2.54)  (12.92)     1.59
Dec                     1.41      2.24     (9.66)    1.09     (3.38)
Annual/YTD   (13.72)%  35.34%    41.40%     3.54%  (20.16)%   (0.08)%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Eagle's Supplemental Performance Information
Eagle System

      The following is a capsule summary of the past performance for the Eagle System traded by Eagle as of September 30, 1998, a trading strategy not used on behalf of Series A, and updates the capsule summary found in the Prospectus on page
36.

As of September 30, 1998

Name of CTA:               Eagle Trading Systems, Inc.
Program:                   Eagle System
Start Date:                August 1993 (All Trading for Eagle)
                           August 1993 (Eagle System traded exclusively
                             by Eagle)
                           September 1989 (Trading of Eagle System under
                             management of Tiverton)
No. Accounts:              15 (Eagle System)
Aggregate $$:
  All Programs:            $ 552,484,833 (All Programs excluding Notional)
                           $ 611,643,923 (All Programs including Notional)
  $$ in This Program:      $ 226,462,741 (Eagle System Total Assets
                              excluding Notional)
                           $ 226,462,741 (Eagle System Total Assets including
                              Notional)
Largest monthly
  draw-down:               (19.42)%  February 1996
                           "Largest monthly draw-down" means the greatest percentage decline in Net Asset Value due to losses sustained in the Eagle System from the beginning to the end of a calendar month.

Largest peak-to-valley
   draw-down:              (28.09)%  February 1996 to July 1996
                           "Largest peak-to-valley draw-down" means the greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained in the Eagle System during a period in which the initial month-end Net Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.

Closed accounts            Profitable     = 8
                           Unprofitable   = 1

             CAPSULE A(3) -- EAGLE SYSTEM ANNUAL RATES OF RETURN
                         (Based on Fully Funded Subset)

               1998      1997    1996     1995    1994    1993
Annual/YTD     56.99%    26.59%  17.88%   72.74%  29.13%  56.05%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SERIES B

ECLIPSE CAPITAL AND ITS PRINCIPALS  (See page 40 of the Prospectus)

     The following updates and supplements the information found under this heading in the Prospectus on page 40.

     The principal business office of Eclipse Capital is now located at 7700 Bonhomme, Suite 500, St. Louis, Missouri 63105.

     Ronald R. Breitigam is no longer Secretary of Eclipse Capital. He will continue in his position as Vice President, Trading.

     James W. Dille, Ph.D. biography is amended to add that from 1987 through 1993 he worked for The Boeing Company (formerly
McDonnell Douglas Corporation) in the Flight Simulation
Training Systems Division.

     The following persons have been added as principals of Eclipse Capital:

     James R. Klingler serves as Senior Vice President and Corporate Secretary of Eclipse Capital, with responsibility for the areas of administration and corporate management. Mr. Klingler has a BA in Economics from Vanderbilt University and a JD from Vanderbilt University School of Law. He previously worked as an associate with the St. Louis law firm of Thompson Coburn (formerly Coburn & Croft) and as a staff attorney with Mercantile Bancorporation, also in St. Louis. From January 1991 until December 1997, he was Compliance Counsel and subsequently Associate Vice President with A.G. Edwards & Sons, Inc. Mr. Klingler joined Eclipse Capital in January 1998.

     Thomas D. Kratky is Senior Vice President -- Investor Relations and is responsible for Eclipse Capital's investor services and business development functions. Mr. Kratky has a BA in mathematics from the University of California, Berkeley and an MBA from Columbia Business School. He previously worked as a management consultant with both the Wyatt Company and the Gartner Company and as a portfolio manager in the non-traditional funds group at Evaluation Associates, Inc. From October 1992 to October 1998, he was employed by Lehman Brothers in various capacities and, upon leaving Lehman, was Senior Vice President of the firm and President of Lehman Brothers Futures Asset Management. Mr. Kratky joined Eclipse Capital in November 1998.

     Eric Goodbar is Director of Research with responsibility for the research, development and maintenance of Eclipse
Capital's trading strategies and programs. Mr. Goodbar has a BS degree with a dual major in Financial Administration and Management of Information Systems from the University of Nevada at Las Vegas and an Executive MBA degree from the University of Chicago Graduate School of Business. From
August 1984 to April 1995, he was employed by NationsBank
CRT in several different capacities, the last of which was as Vice President, Financial Engineering. From April 1995 to December 1997, he served as Executive Vice President of New Century Investment Research and Management, Inc. From
1993-1997, Mr. Goodbar also served as an adjunct faculty member for the Illinois Institute of Technology. Mr.
Goodbar joined Eclipse Capital in January 1998.

ECLIPSE CAPITAL'S TRADING SYSTEM
Global Monetary Program Allocation

     The following updates the information found under this heading in the Prospectus on page 42.

     Set forth below is a bar graph showing the sectors that are traded by Eclipse Capital. Investor funds will be exposed to these sectors in approximately the percentage allocation stated. Actual trading will change as market conditions and trading opportunities change, and there is every likelihood that the targeted risk allocations may vary for Series B during future periods, although it is anticipated that the focus will remain on the financial instruments markets.

Interest rate instruments        40%
Currencies                       25%
Stock Indices                    15%
Precious & Base Metals           10%
Energy Products                  10%

         (GRAPH)

ECLIPSE CAPITAL'S PAST PERFORMANCE

Global Monetary Program

     The following is a capsule summary of the past performance for the Eclipse Capital Global Monetary Program as of
September 30, 1998 and updates the capsule summary found in the Prospectus on pages 43 and 44.

As of September 30, 1998

Name of CTA:                   Eclipse Capital Management, Inc.
Program:                       Global Monetary Program
Start Date:                    April 1986 (All trading by Eclipse Capital)
                               August 1990 (Eclipse Capital Global Monetary
                               Program)
No. Accounts:                  20
Aggregate $$:
  All Programs                 $333,874,254 (All Programs excluding Notional)
                               $337,819,254 (All Programs including Notional)
  $$ in this Program:          $331,777,478 (Global Monetary Program
                                 excluding Notional)
                               $335,722,470 (Global Monetary Program including
                                 Notional)
Largest monthly draw-down:     (14.62)%   July 1994
                               "Largest monthly draw-down" means the greatest
                               decline in month-end Net Asset Value due to
                               losses sustained by a global monetary program
                               on a composite basis or an individual account
                               for any particular month.
Largest peak-to-valley
  draw-down:                   (26.97)%   March 1994 to September 1994
                               "Largest peak-to-valley draw-down" means the
                               greatest cumulative percentage decline in
                               month-end Net Asset Value due to losses
                               sustained by a global monetary program on a
                               composite basis or an individual account during
                               any period in which the initial month-end
                               Net Asset Value is not equaled or exceeded
                               by a subsequent month-end asset value.
Closed accounts:               Profitable    = 15
                               Unprofitable  =  9

          CAPSULE B(1) - ECLIPSE CAPITAL GLOBAL MONETARY PROGRAM
                      MONTHLY/ANNUAL RATES OF RETURN

MONTH      1998      1997      1996      1995      1994      1993
Jan        1.66%     2.07%     5.45%    (2.28)%    1.34%     4.23%
Feb       (3.12)    (0.41)    (0.07)     1.19      3.00      9.34
Mar       (0.63)     1.67     (0.30)     4.52      6.09     (2.11)
Apr      (10.67)    (4.93)     5.58      0.84     (3.43)     1.42
May        2.81      4.01      1.96      8.09     (2.91)    (1.02)
Jun       (2.19)     0.34      0.11     (2.34)     0.28      3.03
Jul       (3.46)     8.80      0.58      1.04    (11.70)     3.09
Aug       13.15     (2.21)     3.04      6.80     (5.12)     0.81
Sep        6.02      5.00      2.77     (0.57)    (1.42)     3.61
Oct                 (0.78)     3.51      0.34      0.90      2.06
Nov                 (1.63)     7.03      2.16      4.50     (0.03)
Dec                  3.66     (2.19)    (0.64)    (2.24)     2.84
Annual/
  YTD      2.01%    15.93%    30.88%    20.21%   (11.37)%   30.37%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Eclipse Capital's Supplemental Performance Information

Global Yield Program

     The following is a capsule summary of the past performance for the Global Yield Program traded by Eclipse Capital as of September 30, 1998, a trading strategy not used on behalf of Series B, and updates the capsule summary found in the Prospectus on page 45.

As of September 30, 1998
Name of CTA:                    Eclipse Capital Management, Inc.
Program:                        Global Yield Program
Start Date:                     April 1986 (All trading by Eclipse Capital)
                                April 1992 (Eclipse Capital Global Yield
                                   Program)
No. Accounts:                   1
Aggregate $$:
  All Programs:                 $333,874,254 (All Programs excluding Notional)
                                $337,819,254 (All Programs including Notional)
  $$ in this Program:           $2,096,776 (Global Yield Program excluding
                                   Notional)
Largest monthly draw-down:      (14.41)%   July 1994
                                "Largest monthly draw-down" means the
                                greatest decline in month-end Net Asset Value
                                due to losses sustained by a global yield
                                program on a composite basis or an individual
                                account for any particular month.
Largest peak-to valley
  draw-down:                    (26.10)%   May 1994 to January 1995
                                "Largest peak-to-valley draw-down" means the
                                greatest cumulative percentage decline in
                                month-end Net Asset Value due to losses
                                sustained by a global yield program on a
                                composite basis or an individual account
                                during any period in which the initial
                                month-end Net Asset Value is not
                                equaled or exceeded by a subsequent month-end
                                asset value.
Closed accounts:                Profitable       =  6
                                Unprofitable     =  7

CAPSULE B(2) -- ECLIPSE GLOBAL YIELD PROGRAM ANNUAL RATES OF RETURN

            1998     1997     1996     1995     1994     1993
Annual/YTD  (1.40)%  7.26%    15.21%   14.02%   0.02%    32.40%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

SERIES C
HB & CO.'S TRADING SYSTEMS

HB & Co. Asset Allocation Portfolio

     The following updates the information found under the heading "Volume of Trading for HB &Co. contracts and Markets" in the Prospectus on page 56.

     Set forth below is a bar graph showing the sectors that are traded by HB & Co. Investor funds will be exposed to these sectors in approximately the percentage allocation stated. Actual allocations will change as market conditions and trading opportunities change, and there is every likelihood that the targeted risk allocations may vary for Series C during future periods, although it is anticipated that the focus will remain on the financial instruments markets.

Financials              23%
Stock Indices           12%
Metals                  9%
Meats                   1%
Grains and Softs        5%
Currencies              44%
Energy Products         6%
                        100%

        (GRAPH)

HB & CO.'S PAST PERFORMANCE

Asset Allocation Portfolio

     The following is a capsule summary of the past performance for the Asset Allocation Portfolio as of September 30, 1998 and updates the capsule summary found in the Prospectus on pages 57 and 58.

As of September 30, 1998

Name of CTA:                     HB & Co.
Program:                         Asset Allocation Portfolio1
Start Date:                      March 1991 (All trading by HB & Co.)
                                 April 1992  (Asset Allocation Program)
No. of Accounts open:            4
Aggregate $$:
 All programs:                   $ 275,910,383 (All Programs excluding Notional)
                                 $ 338,219,448 (All Programs including Notional)
  $$ in this Program:            $ 22,304,752 (Asset Allocation Portfolio
                                    excluding Notional)
                                 $ 46,849,296 (Asset Allocation Portfolio
                                    including Notional)
Largest monthly draw-down:       (9.38)%   February 1996
                                 "Largest monthly draw-down" means the
                                 greatest decline in month-end Net Asset
                                 Value due to losses sustained by a
                                 trading portfolio on a composite basis or
                                 an individual account for any particular
                                 month.
Largest peak-to-valley
  draw-down:                     (18.30)%  August 1993 to January 1995
                                 "Largest peak-to-valley draw-down" means
                                 the greatest cumulative percentage decline
                                 in month-end Net Asset Value due to losses
                                 sustained by a trading portfolio on a
                                 composite basis or an individual account
                                 during any period in which the initial
                                 month-end Net Asset Value is not
                                 equaled or exceeded by a subsequent
                                 month-end Net Asset Value.
Closed accounts:                 Profitable     = 3
                                 Unprofitable   = 3
______________________________
1. The Asset Allocation Portfolio represents accounts trading a combination of each of the Global, FX, Diversified and/or Short-Term Portfolios. Although Series C Assets will not be traded pursuant to the foregoing program, the Asset
Allocation Portfolio employed on behalf of the Series C
Assets is traded at a higher level of leverage (1.5 times).
HB & Co. manages only one Asset Allocation Portfolio account, the Series C account, at one and one-half times leverage.

            CAPSULE C(1) - ASSET ALLOCATION PORTFOLIO
                  MONTHLY/ANNUAL RATES OF RETURN
MONTH        1998      1997      1996      1995      1994      1993
Jan         (0.87)%    7.39%     2.09%    (9.02)%   (0.59)%   (3.76)%
Feb         (4.19)     5.11     (9.22)    12.51     (5.96)     7.50
Mar         (0.22)     1.48      0.74     26.39      8.30      0.66
Apr         (5.27)    (0.60)     6.04      3.79     (5.05)     3.11
May          1.66      0.81     (2.62)     1.19      2.69      2.89
Jun         (0.93)     1.52      0.97      0.40      3.38     (1.12)
Jul         (0.56)     4.70     (0.51)    (2.60)    (4.03)     7.72
Aug          8.25     (1.64)    (4.53)     0.42     (2.97)    (1.30)
Sep          2.50      2.11      0.35     (2.07)    (0.02)     0.52
Oct                   (2.64)    11.94     (0.63)     5.52     (2.64)
Nov                   (0.87)     4.65     (0.62)    (1.42)    (0.55)
Dec                    2.24     (6.45)     3.34     (0.13)     4.90
Annual/YTD  (0.24)%   20.91%     1.68%    33.35%     1.29%    18.58%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Global Portfolio

     The following is a capsule summary of the past performance for the Global Portfolio as of September 30, 1998 and updates the capsule summary in the Prospectus on page 59.

As of September 30, 1998
Name of CTA:                   HB & Co.
Program:                       Global Portfolio
Start Date:                    March 1991 (All trading by HB & Co.)
                               April 1991 (Global Portfolio)
No. Accounts:                  16
Aggregate $$:
 All Programs:                 $ 275,910,383 (All Programs excluding Notional)
                               $ 338,219,448 (All Programs including Notional)
  $$ in this Program:          $ 223,830,189 (Global Program excluding
                                   Notional)
                               $ 240,773,967 (Global Program including
                                   Notional)
Largest monthly draw-down:     (12.77)%   December 1996
                               "Largest monthly draw-down" means the greatest
                               decline in month-end Net Asset Value due to
                               losses sustained by a global portfolio on a
                               composite basis or an individual account for
                               any particular month.
Largest peak-to-valley
  draw-down:                   (19.38)%   July 1994 to February 1995
                               "Largest peak-to-valley draw-down" means the
                               greatest cumulative percentage decline in
                               month-end Net Asset Value due to losses
                               sustained by a global portfolio on a composite
                               basis or an individual account during any
                               period in which the initial month-end Net
                               Asset Value is not equaled or exceeded by a
                               subsequent month-end Net Asset Value.
Closed accounts:               Profitable     =  30
                               Unprofitable   =  16

            CAPSULE C(2) - GLOBAL PORTFOLIO ANNUAL RATES OF RETURN
              1998       1997       1996       1995       1994       1993
Annual/YTD   15.44%     24.38%     10.82%     29.12%      3.81%     14.63%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

FX Portfolio
     The following is a capsule summary of the past performance for the FX Portfolio as of September 30, 1998 and updates the capsule summary in the Prospectus on page 60.

As of September 30, 1998

Name of CTA:                      HB & Co.
Program:                          FX Portfolio
Start Date:                       March 1991 (All trading by HB & Co.)
                                  March 1991 (FX Portfolio)
No. of Accounts:                  5
Aggregate $$:
  All Programs:                   $275,910,383 (All Programs excluding Notional)
                                  $338,219,448 (All Programs including Notional)
  $$ in this Program:             $7,578,656 (FX Portfolio excluding Notional)
                                  $18,862,109 (FX Portfolio including Notional)
Largest monthly draw-down:        (18.72)%   November 1994
                                  "Largest monthly draw-down" means the
                                  greatest decline in month-end Net Asset
                                  Value due to losses sustained by a
                                  foreign exchange portfolio on a composite
                                  basis or an individual account for any
                                  particular month.
Largest peak-to-valley draw-down: (52.49)%  August 1993 to January 1995.
                                  "Largest peak-to-valley draw-down" means
                                  the greatest cumulative percentage decline
                                  in month-end Net Asset Value due to losses
                                  sustained by a foreign exchange portfolio on
                                  a composite basis or an individual account
                                  during any period in which the initial
                                  month-end Net Asset Value is not equaled
                                  or exceeded by a subsequent month-end Net
                                  Asset Value.
Closed accounts:                  Profitable    =  8
                                  Unprofitable  =  33

               CAPSULE C(3) FX PORTFOLIO ANNUAL RATES OF RETURN
               1998      1997      1996      1995      1994      1993
Annual/YTD    (5.53)%   29.30%     6.65%    40.58%    (20.63)%   0.86%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Diversified Portfolio

     The following is a capsule summary of the past performance for the Diversified Portfolio as of September 30, 1998 and updates the capsule summary in the Prospectus on page 61.

As of September 30, 1998
Name of CTA:                  HB & Co.
Program:                      Diversified Portfolio
Start Date:                   March 1991 (All trading by HB & Co.)
                              March 1991 (Diversified Portfolio)
No. of Accounts:              5
Aggregate $$:
  All Programs:               $275,910,383 (All Programs excluding Notional)
                              $338,219,448 (All Programs including Notional)
  $$ in this Program:         $988,028 (Diversified Portfolio excluding
                                 Notional)
                              $3,933,127 (Diversified Portfolio including
                                 Notional)
Largest monthly draw-down:    (15.90)%   February 1994
                              "Largest monthly draw-down" means the greatest
                              decline in month-end Net Asset Value due to
                              losses sustained by a diversified portfolio on
                              a composite basis or an individual account
                              for any particular month.
Largest peak-to-valley
    draw-down:                (30.42)%   August 1993 to December 1995
                              "Largest peak-to-valley draw-down" means the
                              greatest cumulative percentage decline in
                              month-end Net Asset Value due to losses
                              sustained by a diversified portfolio on a
                              composite basis or an individual account
                              during any period in which the initial
                              month-end Net Asset Value is not equaled
                              or exceeded by a subsequent month-end Net
                              Asset Value.
Closed accounts:              Profitable     =  16
                              Unprofitable   =  26

        CAPSULE C(4) - DIVERSIFIED PORTFOLIO ANNUAL RATES OF RETURN

             1998      1997      1996      1995      1994      1993
Annual/YTD   6.76%     11.88%    (8.33)%   (4.14)%   (7.07)%   13.96%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

Short-Term Select Portfolio

     The following is a capsule summary of the past performance for the Short Term Select Portfolio as of September 30,
1998, and updates the capsule summary in the Prospectus on page 62.

As of September 30, 1998

Name of CTA:                  HB & Co.
Program:                      Short-Term Select Portfolio
Start Date:                   March 1991 (All trading by HB & Co.)
                              September 1997 (Short-Term Select Portfolio)
No. Accounts:                 6
Aggregate $$:
  All Programs:               $275,910,383 (All Programs excluding Notional)
                              $338,219,448 (All Programs including Notional)
  $$ in this Program:         $17,299,452 (Short-Term Select excluding
                                 Notional)
                              $33,847,432 (Short-Term Select including
                                 Notional)
Largest monthly draw-down:    (10.15%)  February 1998
                              "Largest monthly draw-down" means the greatest
                              decline in month-end Net Asset Value due to
                              losses sustained by a short-term select
                              portfolio on a composite basis or an
                              individual account for any particular month.
Largest peak-to-valley
   draw-down:                 (20.20%)  February 1998 to May 1998
                              "Largest peak-to-valley draw-down" means the
                              greatest cumulative percentage decline in
                              month-end Net Asset Value due to losses
                              sustained by a short-term select portfolio on
                              a composite basis or an individual account
                              during any period in which the initial
                              month-end Net Asset Value is not
                              equaled or exceeded by a subsequent month-end
                              Net Asset Value.
Closed accounts:              Profitable     =  0
                              Unprofitable   =  3

      CAPSULE C(5) - SHORT-TERM SELECT PORTFOLIO ANNUAL RATES OF RETURN

                                 1998           1997
                Annual/YTD      (8.94)%         0.73%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

HB & Co.'s Supplemental Performance Information

Short-Term Original Portfolio

     The following is a capsule summary of the past performance of the Short-Term Original Portfolio traded by HB & Co. as of September 30, 1998, a trading strategy not used on behalf of Series C, and updates the capsule summary found in the Prospectus on page 63.

As of September 30 1998

Name of CTA:                     HB & Co.
Program:                         Short-Term Original Portfolio
Start Date:                      March 1991 (All trading by HB & Co.)
                                 April 1996 (Short-Term Original Portfolio)
No. Accounts:                    7
Aggregate $$:
  All Programs:                  $275,910,383 (All Programs excluding Notional)
                                 $338,219,448 (All Programs including Notional)
  $$ in this Program:            $26,214,057  (Short-Term Original excluding
                                    Notional)
                                 $40,802,813  (Short-Term Original including
                                    Notional)
Largest monthly draw-down:       (9.34)%   April 1998
                                 "Largest monthly draw-down" means the greatest
                                 decline in month-end Net Asset Value due to
                                 losses sustained by a short-term original
                                 portfolio on a composite basis or
                                 an individual account for any particular
                                 month.
Largest peak-to-valley
    draw-down:                   (15.69)%   October 1997 to May 1998
                                 "Largest peak-to-valley draw-down" means
                                 the greatest cumulative percentage decline
                                 in month-end Net Asset Value due to losses
                                 sustained by a short-term original portfolio
                                 on a composite basis or an individual
                                 account during any period in which the
                                 initial month-end Net Asset Value is not
                                 equaled or exceeded by a subsequent month-end
                                 Net Asset Value.
Closed accounts:                 Profitable     =  11
                                 Unprofitable   =   3

   CAPSULE C(6) - SHORT-TERM ORIGINAL PORTFOLIO ANNUAL RATES OF RETURN

                              1998     1997    1996
               Annual/YTD    (5.41)%   33.30%  0.58%

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS

                  DESCRIPTION OF THE TRUST, TRUSTEE,
                    MANAGING OWNER AND AFFILIATES

Directors and Officers of the Managing Owner

     The following supplements information found under this heading in the Prospectus on pages 70 and71.

Mr. Joseph A. Filicetti, born 1962, has been a Vice
President of the Managing Owner since October 1998 and also has held such positions with Seaport since such date. Mr.
Filicetti is Vice President of Prudential Securities and
Director of Sales and Marketing in the Managed Futures
Department.  Prior to joining Prudential Securities in
September 1998, he was with Rotella Capital Management as the Director of Sales and Marketing from September 1996 through September 1998 and Merrill Lynch from July 1992 through August 1996 trading US Government Bonds as a market maker.

Past Performance of Other Pools Sponsored by the Managing
Owner and its Affiliate

     The following is a capsule summary of the past performance information found under this heading in the Prospectus on pages 72 and 73. PAST PERFORMANCE IS NOT
NECESSARILY INDICATIVE OF FUTURE RESULTS

                                                          CAPSULE D
CAPSULE PERFORMANCE OF OTHER POOLS OPERATED BY PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC. AND AFFILIATE [a]
                                                   (SEE ACCOMPANYING NOTES)
                                                                                                                   WORST
                                                                                                        WORST       PEAK
                                                                                                       MONTHLY       TO
                                                                         AGGREGATE         CURRENT     PERCENT     VALLEY
                                            TYPE       INCEPTION OF    SUBSCRIPTIONS      TOTAL NAV     DRAW-      DRAW-
NAME OF POOL                              OF POOL        TRADING        ($ x 1,000)      ($ x 1,000)   DOWN [b]   DOWN [c]
PRUDENTIAL-BACHE FUTURES
GROWTH FUND, L.P.[d] (PBFG)            3, 5, 6, 8, 10      3/88           24,961             ----      -14.38%    -24.48%
                                                                                                        10/89   12/88 - 1/93
PRUDENTIAL-BACHE DIVERSIFIED
FUTURES FUND L.P. (PBDFF)              3, 5, 6, 8, 10      10/88          29,747           18,096      -18.37%    -36.63%
                                                                                                        1/92     1/92 - 5/92

PRUDENTIAL-BACHE CAPITAL RETURN
FUTURES FUND L.P. (PBCRFF)           1a, 3, 5, 7, 8, 10     5/89         137,705           15,821       -5.26%    -24.43%
                                                                                                        11/94     9/93 - 1/95
PRUDENTIAL-BACHE CAPITAL
RETURN FUTURES FUND 2 L.P. (PBCRFF2)   1a, 3, 5, 7, 8, 9    10/89        100,000           25,155      -11.36%     -24.24%
                                                                                                        1/92      1/92 - 5/92

PRUDENTIAL-BACHE CAPITAL
RETURN FUTURES FUND 3 L.P. (PBCRFF3)   1a, 3, 5, 7, 8, 10    5/90          64,863           14,285     -11.77%     -17.84%
                                                                                                        4/98      9/90 - 6/91

PRUDENTIAL-BACHE OPTIMAX
FUND L.P. - OPTIMAX (PBOFF)            3, 5, 7, 8, 10, 11    4/96          69,603           16,789      -6.39%     -11.32%
                                                                                                         8/97     5/96-8/96
PRUDENTIAL-BACHE OPTIMAX FUND L.P. -
A (PBOFF)                              1, 3, 5, 7, 10, 11    2/91           63,356           ----       -6.00%     -10.72%
                                                                                                         1/92   8/93 - 2/95
PRUDENTIAL-BACHE
OPTIMAX FUND L.P. - B (PBOFF)          3, 5, 7, 8, 10, 11    2/91           6,247            ----       -9.90%     -20.26%
                                                                                                         1/92    8/93 - 2/95
PRUDENTIAL SECURITIES OPTIMAX
FUND 2 L.P. -- OPTIMAX 2 [g] (PBOFF2)   3, 5, 7, 8, 9, 12    4/97          17,416            ----       -9.08%     -16.58%
                                                                                                         4/98     8/97-5/98
PRUDENTIAL SECURITIES OPTIMAX FUND 2 L.P.
- A (PBOFF2)                            1, 3, 5, 7, 9, 12    1/92          15,197            ----       -5.82%     -13.53%
                                                                                                         9/93     9/93 - 1/95
PRUDENTIAL SECURITIES OPTIMAX
FUND 2 L.P. - B (PBOFF2)                 3, 5, 7, 8, 9, 12   1/92           2,219            ----       -9.49%     -20.94%
                                                                                                         9/93   6/95-7/96
PRUDENTIAL SECURITIES FINANCIAL
FUTURES FUND L.P. [e] (PSFNF)              2, 4, 6, 8, 9     1/93           3,557            ----       -8.39%     -40.23%
                                                                                                         11/94  8/93 - 1/95
PRUDENTIAL SECURITIES AGGRESSIVE
GROWTH FUND L.P. (PSAGF)                   3, 5a, 7, 8, 9    8/93          20,335            5,831      -9.71%    -32.68%
                                                                                                         9/93    8/93 - 1/95
DIVERSIFIED FUTURES TRUST I (DFT)          3, 5a, 6, 8, 9    1/95          65,908           61,583      -5.89%     -12.88%
                                                                                                         2/96    1/98 - 9/98

SIGNET PARTNERS II, LP [f] (SPLP2)          2, 4, 7, 8, 9    2/96           1,531             ----      -6.37%     -8.41%
                                                                                                         8/97   8/97 - 1/98
PRUDENTIAL SECURITIES
STRATEGIC TRUST [h] (PRUST)                3, 5a, 6, 8, 9    5/96          63,403           46,872     -15.84%    -33.98%
                                                                                                         4/98    8/97-7/98
DIVERSIFIED FUTURES TRUST II (DFTII)       2, 5, 6, 8, 9     3/97          44,503           39,222      -4.37%    -11.77%
                                                                                                         4/98   1/98 - 7/98
PRUDENTIAL-BACHE INTERNATIONAL FUTURES
FUND A PLC (PBIFA)                         2, 4, 6, 9, 13    6/96          30,365           13,551     -15.39%    -31.52%
                                                                                                         4/98    8/97-7/98
PRUDENTIAL-BACHE INTERNATIONAL
FUTURES FUND C PLC (PBIFC)                 2, 4, 6, 9, 13    6/96          23,639            7,214     -6.82%     -20.08%
                                                                                                        8/97     12/96-4/97
PRUDENTIAL-BACHE INTERNATIONAL
FUTURES FUND B PLC (PBIFB)                 2, 4, 6, 9, 13    7/96          83,737           64,871     -8.84%     -19.97%
                                                                                                        5/97     1/98-7/98
PRUDENTIAL-BACHE INTERNATIONAL
FUTURES FUND D PLC (PBIFD)                 2, 4, 7, 9, 13    10/96         19,029           13,911     -7.80%     -10.31%
                                                                                                        4/98     2/98-4/98
PRUDENTIAL-BACHE INTERNATIONAL
FUTURES FUND E PLC (PBIFE)                 2, 4, 6, 9, 13     1/97         14,465            8,983     -9.41%     -9.41%
                                                                                                        8/97       8/97
PRUDENTIAL-BACHE INTERNATIONAL FUTURES
FUND F PLC (PBIFF)                         2, 4, 6, 9, 13     9/97          9,893            8,868     -9.50%     -11.09%
                                                                                                       10/97    10/97-11/97
PRUDENTIAL SECURITIES FOREIGN
FINANCIALS FUND L.P. (PSFFF)                2, 4, 6, 8, 9     1/93          4,198            1,718    -17.68%     -25.96%
                                                                                                        9/93     9/93-1/94

                                                          CAPSULE D
CAPSULE PERFORMANCE OF OTHER POOLS OPERATED BY PRUDENTIAL SECURITIES FUTURES MANAGEMENT INC. AND AFFILIATE [a]
                                                   (SEE ACCOMPANYING NOTES)

                                           ANNUAL RATE OF RETURN
                                    (COMPUTED ON A COMPOUNDED MONTHLY BASIS)
                                                                                            YEAR
                                                                                          TO DATE
                                    1993          1994        1995       1996     1997      1998
PRUDENTIAL-BACHE FUTURES
GROWTH FUND, L.P.[d] (PBFG)        19.73%         1.57%      -9.54%       --      --         --

PRUDENTIAL-BACHE DIVERSIFIED
FUTURES FUND L.P. (PBDFF)          31.49%       -10.05%      33.95%     24.81%    9.03%     2.89%

PRUDENTIAL-BACHE CAPITAL RETURN
FUTURES FUND L.P. (PBCRFF)         12.32%       -21.43%      23.97%      8.58%    7.93%     3.32%

PRUDENTIAL-BACHE CAPITAL
RETURN FUTURES FUND 2 L.P.
(PBCRFF2)                          21.33%        -8.08%      27.26%     19.10%   11.40%    -5.35%

PRUDENTIAL-BACHE CAPITAL
RETURN FUTURES FUND 3 L.P.
(PBCRFF3)                           8.84%        10.41%      16.64%     16.79%   -7.79%    -4.40%

PRUDENTIAL-BACHE OPTIMAX
FUND L.P. - OPTIMAX (PBOFF)          ---           ---         ---      11.68%   17.49%    19.49%

PRUDENTIAL-BACHE OPTIMAX FUND L.P. -
A (PBOFF)                          10.88%        -6.42%       7.18%     -0.41%    ---       ---

PRUDENTIAL-BACHE
OPTIMAX FUND L.P. - B (PBOFF)      15.34%       -10.66%       7.59%     -1.59%    ---       ---

PRUDENTIAL SECURITIES OPTIMAX
FUND 2 L.P. -- OPTIMAX 2 [g]
(PBOFF2)                            ---            ---         ---        ----   -3.67%   -9.97%

PRUDENTIAL SECURITIES OPTIMAX
FUND 2 L.P. - A (PBOFF2)            4.43%        -5.51%      13.93%      3.88%    0.86%    ---

PRUDENTIAL SECURITIES OPTIMAX
FUND 2 L.P. - B (PBOFF2)            4.36%        -6.57%      18.44%      5.24%    0.68%    ---

PRUDENTIAL SECURITIES FINANCIAL
FUTURES FUND L.P. [e] (PSFNF)       0.81%       -24.46%      -2.05%       ---      ---     ---

PRUDENTIAL SECURITIES AGGRESSIVE
GROWTH FUND L.P. (PSAGF)          -18.20%       -13.51%      29.51%      7.89%   -2.31%   12.26%

DIVERSIFIED FUTURES TRUST I
(DFT)                               ---            ---       42.65%     23.49%    8.82%    4.98%

SIGNET PARTNERS II, LP [f]
(SPLP2)                             ---            ---         ---       9.70%    6.10%   -0.70%

PRUDENTIAL SECURITIES
STRATEGIC TRUST [h] (PRUST)         ---            ---         ---       3.47%   -0.49%    17.40%

DIVERSIFIED FUTURES TRUST II
(DFTII)                             ---            ---         ---        ---     6.26%     6.38%

PRUDENTIAL-BACHE INTERNATIONAL
FUTURES FUND A PLC (PBIFA)          ---            ---         ---      12.30%   -0.36%    37.62%

PRUDENTIAL-BACHE INTERNATIONAL
FUTURES FUND C PLC (PBIFC)          ---            ---         ---      22.70%   -3.59%    24.68%

PRUDENTIAL-BACHE INTERNATIONAL
FUTURES FUND B PLC (PBIFB)          ---            ---         ---      28.50%   13.77%     3.69%

PRUDENTIAL-BACHE INTERNATIONAL
FUTURES FUND D PLC (PBIFD)          ---            ---         ---      -1.10%   14.36%     29.27%

PRUDENTIAL-BACHE INTERNATIONAL
FUTURES FUND E PLC (PBIFE)          ---            ---         ---        ---     2.20%      10.86%

PRUDENTIAL-BACHE INTERNATIONAL
FUTURES FUND F PLC (PBIFF)          ---            ---         ---        ---    -4.60%      42.77%

PRUDENTIAL SECURITIES FOREIGN
FINANCIALS FUND L.P. (PSFFF)        2.16%       16.01%       20.38%       6.65%  -1.35%      26.20%

Key to type of pool
1 - Principal-protected pool currently
1a- Principal-protected pool initially, but not currently
2 - Privately offered pool
3 - Publicly offered pool
4 - Open ended pool
5 - Closed ended pool
5a- Initially open ended, currently closed ended
6 - Single advisor pool
7 - More than one advisor
8 - Non-principal protected pool
9 - CPO is Prudential Securities Futures Management Inc.
10- CPO is Seaport Futures Management, Inc.

Notes:
[a] All performance is presented as of October 1998.
[b] "Worst monthly percent draw-down" means greatest percentage decline in Net Asset Value due to losses sustained by a pool, account or other trading program from the beginning to the end of a calendar month.
[c] "Worst peak to valley draw-down" means greatest cumulative percentage decline in month-end Net Asset Value due to losses sustained by a pool, account or other trading program during a period in which the initial month-end Net Asset Value is not equaled or exceeded by a subsequent month-end Net Asset Value.
"Draw-down" means losses experienced by the pool over a specified period.
[d] Liquidated February 1995.
[e] Liquidated December 1995.
[f] Liquidated April 1998.
[g] Liquidated May 1998.
[h] Name change from Willowbridge Strategic Trust to Prudential Securities Strategic Trust August 1998

Prudential Securities Litigation and Settlements

     The following supplements the information found under this heading in the Prospectus on pages 75 to 78.

Stemming from final settlement agreements and consent orders in a United States District Court for the Southern District of Florida, on December 10, 1996, the Department of Labor
(DOL) issued a final order imposing a statutory civil penalty against Prudential Securities in the amount of $61,250. The DOL assessed the above referenced automatic penalty under ERISA section 502(1) based upon allegations that Prudential Securities acted as a fiduciary under ERISA with respect to the Metacor, Inc. Profit Sharing and Retirement Savings Plan and knowingly facilitated certain transfers of funds out of the Plan's account to a corporate account that Metacor maintained in one or more banks. Prudential Securities neither admitted nor denied the DOL's allegations.

FEDERAL INCOME TAX CONSEQUENCES

Gains and Losses from Commodity Trades

     The following updates the information found under this heading in the Prospectus on page 126.

     Retroactive to January 1, 1998, the concept of mid-term capital gains and losses has been eliminated. Mid-term capital gains and losses referred to the gains or losses from the sale of a commodity if held for more than 12 months and less than 18 months. Accordingly, in general, any gains or losses realized by a Series from its transactions, if any, in commodity futures and forward contracts should be treated as long-term capital gains and losses if held from more than 12 months or as short-term capital gains and losses if held for 12 months or less.

     Under current law, a tax rate of 39.6% applies to ordinary income and short-term capital gains of non-corporate taxpayers, whereas a top tax rate of 20% applies to long-term capital gain (i.e., gain realized with respect to property held for more than 12 months).